CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 21, 2017, relating to the financial statements and financial highlights, which appear in the February 28, 2017 Annual Reports to Shareholders of Columbia Convertible Securities Fund, Columbia Large Cap Enhanced Core Fund, Columbia Large Cap Growth Fund III, Columbia Large Cap Index Fund, Columbia Mid Cap Index Fund, Columbia Mid Cap Value Fund, Columbia Overseas Value Fund, Columbia Select Global Growth Fund, Columbia Select International Equity Fund, Columbia Select Large Cap Equity Fund, Columbia Small Cap Index Fund, and Columbia Small Cap Value Fund II (twelve of the funds constituting Columbia Funds Series Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
June 26, 2017